Exhibit 99.02
PUD 201400229 – OG&E’s Motion for Modification

BEFORE THE CORPORATION COMMISSION OF OKLAHOMA

IN THE MATTER OF THE APPLICATION OF	)
OKLAHOMA GAS AND ELECTRIC COMPANY	)
FOR COMMISSION AUTHORIZATION OF A	)
PLAN TO COMPLY WITH THE FEDERAL CLEAN	)	CAUSE NO. PUD 201400229
AIR ACT AND COST RECOVERY; AND FOR	)
APPROVAL OF THE MUSTANG MODERNIZATION	)
AND COST RECOVERY	)

MOTION FOR MODIFICATION
OF OKLAHOMA GAS AND ELECTRIC COMPANY

COMES NOW Oklahoma Gas and Electric Company (“OG&E” or the “Company”), pursuant to OAC 165:5-17-1 of the Oklahoma Corporation Commission (“Commission”) rules, and requests modification of the Commission’s December 2, 2015 order (Order No. 647346) in this proceeding (the "OCC Order"). Capitalized terms not defined herein shall have the meanings ascribed to them by the OCC Order. In support of this motion, OG&E states as follows:

In the OCC Order, the Commission denied OG&E’s ECP (i.e., Environmental Compliance Plan) in this Cause. OG&E’s ECP only includes the equipment or facilities the Company proposes to install to comply with the environmental mandates of the federal Clean Air Act and the Regional Haze rule and the Mercury and Air Toxics Standards (“MATS”) rule. As explained in the OCC Order, the ECP consists of OG&E’s installation of three components: (i) low NOx burners on seven generating units to comply with the NOx emission requirements of Regional Haze, (ii) ACI on five coal-fired generating units to comply with MATS, and (iii) two dry scrubbers at Sooner Units 1 & 2 and the conversion of Muskogee Units 4 & 5 to natural gas to comply with the SO2 emission requirements of Regional Haze.

OG&E respectfully requests that the Commission grant modification of the OCC Order and modify the OCC Order solely for purposes of approving the ECP. OG&E is not seeking modification to any other provision of the OCC Order. The Company is not seeking rehearing of the Commission’s determination to delay cost recovery until future rate cases. An approval of the ECP will not raise rates at this time. OG&E also agrees that it will not implement a rider for recovery of the costs of the ECP until and unless authorized by the Commission in a subsequent proceeding. OG&E simply asks that the Commission modify its order in this proceeding by approving the ECP.

Looking at the three components of the ECP, the Company has already installed the low NOX burners on five generating units. OG&E is currently in the process of completing the installation of ACI on its five coal-fired generating units. It should be noted that no party to this proceeding has challenged or objected to OG&E’s plan for complying with the Oklahoma SIP through the installation of the low NOX burners and no party to this proceeding has objected with OG&E’s plan to comply with MATS through the installation of ACI.

PUD 201400229 – OG&E’s Motion for Modification

As noted above, the remaining component of the ECP consists of the installation of scrubbers at Sooner Units 1 & 2 and the conversion of Muskogee Units 4 & 5 to natural gas to comply with Regional Haze. OG&E signed contracts to purchase the scrubber equipment in September 2014 and for the installation and related construction of the scrubbers in February 2015. Execution of the contracts at those times was necessary in order to complete the installations before the Regional Haze compliance deadline. As stated during the proceedings, OG&E estimates the costs of the scrubbers at approximately $500 million and continues to incur significant expenditures on a daily basis.

In the OCC Order, the Commission correctly noted that, absent OCC preapproval:

“Utility management still has the discretion to build whatever it wants, whenever it wants, but in doing so assumes the risk and, when seeking a return on and return of the investment, bears the burden to subsequently prove the investment is used and useful in service to the public...” 1

This statement, while true, does not reflect the significant consequences to OG&E and its investors of the Commission’s denial of the ECP. Absent approval of the ECP, OG&E and its investors must continue to bear the risk that the Commission ultimately may conclude at a later date that OG&E’s decision to implement the ECP was not a reasonable decision and that OG&E cannot recover any portion of the costs of the ECP and, in particular, the estimated $500 million to be incurred for the scrubbers at Sooner Units 1 & 2. OG&E respectfully asks that the Commission issue a modified order simply approving the ECP.

OG&E recognizes that the Company may have contributed to confusion between an approval of the ECP and an approval of any costs of the ECP. OG&E fully understands that no Commissioner wanted to approve at this time any costs, or any rider for the future recovery of costs, of the ECP. However, OG&E believes that the simple approval of the ECP is entirely consistent with positions articulated by each of the Commissioners during deliberations. In deliberations on November 19, 2015, Commissioner Hiett, in discussing the denial of the ECP, stated:

“[I]t does not change one thing. Denying the ECP, the only difference in denying the ECP and approving the ECP, at this point, would be if there would be a call for a rider. That is the only difference. In terms of the daily operations, of the Company, that is the only difference that would exist between denying the ECP and approving the ECP.”

(Tr. 11-19-2015 at 16). Since OG&E is agreeing to not implement a rider for recovery of the costs of the ECP absent further approval of the Commission, OG&E believes that this concern has been addressed and that the evidence in the record justifies the approval of the ECP. Moreover, during the August 4, 2015 deliberations, Commissioner Hiett stated: “I support scrub/convert as a plan, but I don't want that to be interpreted as an approval of the costs associated, the costs that we have

1 OCC Order at 15

PUD 201400229 – OG&E’s Motion for Modification

stated on the record with the scrub/convert plan.” (Tr. 8-4-2015 at 14-15) Commissioner Hiett also stated: “I see the scrub/convert plan as a methodology as acceptable, reasonable.” Id. at 24.

Approval of the ECP without a rider and without cost recovery at this time is also consistent with the first item on Commissioner Anthony’s Deliberation Statement filed on July 21, 2015, advanced by Commissioner Anthony in the August 4, 2015 deliberations2, and then discussed again by Commissioner Anthony during deliberations on December 2, 2015.3 Moreover, an approval of the ECP is consistent with Commissioner Anthony’s statements during December 2, 2015 deliberations regarding the merits of fuel diversity. (Tr. 12-2-2015, p. 12-13).

Commissioner Murphy is even clearer on her support of the ECP without a rider and without cost recovery at this time. As stated by Commissioner Murphy in the December 2, 2015 deliberations and in her Dissenting Statement to the OCC order: “While many differing opinions and preferences were presented by a variety of parties on the manner in which OG&E should comply with Federal Environmental Mandates, I believe substantial competent evidence exists to pre-approve OG&E’s choice of a scrub/convert option.”

To that end, OG&E requests that the first two ordering paragraphs on page 22 of the OCC Order be replaced with the following:

THE COMMISSION ORDERS that it approves OG&E’s ECP to install (i) low NOx burners on seven generating units to comply with the NOx emission requirements of the Regional Haze rule, (ii) activated carbon injection technology (“ACI”) on five coal-fired generating units to comply with the Mercury and Air Toxics Standards (“MATS”) rule; and (iii) two dry scrubbers at Sooner Units 1 & 2 and the conversion of Muskogee Units 4 & 5 to natural gas to comply with the SO2 emission requirements of the Regional Haze rule;

THE COMMISSION ORDERS that it does not approve the reasonableness of any costs or any cost recovery associated with the ECP, will only address the reasonableness of costs and cost recovery in future proceedings, and, in light of OG&E’s agreement, precludes OG&E from implementing a rider to recover the costs of the ECP unless and until approved by the Commission;

As the Commission knows, mere approval of the ECP does not take away the Commission’s remaining responsibility of reviewing whether the plan’s costs were reasonable. A decision made by the Commission that the ECP is approved does not preclude the Commission from taking action

[2] During the August 4, 2015 deliberations, Commissioner Anthony stated: “I'd like to see if we could have a motion this morning to instruct staff to prepare an order that is consistent with the 15 points” contained in his Deliberation Statement. (Tr. 8-4-2015 at 9.)

[3] During the December 2, 2015 deliberations, Commissioner Anthony referred to his July 21, 2015 Deliberation Statement and said: “I did suggest that we adopt OG&E’s scrub/convert plan.” (Tr. 12-2-2015 at 5.)

PUD 201400229 – OG&E’s Motion for Modification

to disallow unreasonable costs. OG&E would remain subject to potential disallowance of unreasonable costs in implementing the ECP.

As the Commission is aware, the record in the proceeding is replete with evidence justifying the ECP. Attached hereto as Appendix A are the various references to the record that support OG&E’s request for approval of the plan.

WHEREFORE, premises considered, OG&E respectfully requests that the Commission issue an order granting limited modification of its December 2, 2015 to approve OG&E’s ECP. Given the enormous costs that OG&E has incurred to date and will continue to incur, OG&E requests that the Commission promptly set this motion for hearing and act on this motion within thirty (30) days of the OCC Order, i.e., January 1, 2016.

Respectfully submitted,

OKLAHOMA GAS AND ELECTRIC COMPANY

/s/ Kimber L. Shoop
Kimber L. Shoop, OBA No. 19571
Patrick D. Shore, OBA No. 8205
William J. Bullard, OBA No. 1302
P.O. Box 321
Oklahoma City, Oklahoma 73101
Telephone: (405) 553-3023
Facsimile: (405) 553-3198
shoopkl@oge.com
shorepd@oge.com
bullarwj@oge.com

PUD 201400229 – OG&E’s Motion for Modification

Appendix A
Factual Findings Supporting Approval of the Scrubbers

1.
The modeling process used by OG&E to evaluate ECP options is reasonable and was conducted with widely accepted industry standard production cost models. (Norwood Responsive Testimony, p. 4, lines 21-23).

2.
With the exception of the modeling of the new SPP IM, OG&E’s proposed ECP evaluation process is consistent with past OG&E Integrated Resource Plan analyses. (Norwood Responsive Testimony, p. 4, lines 23-24 through p. 5, line 22).

3.
According to OG&E’s base case commodity price forecast, which is based on the US Energy Information Administration’s latest long-term forecast, natural gas prices are expected to be two to three times higher than coal prices over the next 25 years. (Norwood Responsive Testimony, p. 18, line 22 through p. 19, line 6) (OG&E’s Response to OIEC 1-25).

4.
Under OG&E’s base case analysis, the scrub and scrub-convert alternatives are estimated to be the lowest cost compliance options and are forecasted to have similar costs with the scrub alternative having a $700 million lower nominal cost over the 30-year study (Norwood Responsive Testimony, p. 26, lines 10-13).

5.
Under OG&E’s high gas case analysis, the scrub and scrub-convert alternatives are by far the lowest estimated cost compliance options, with the scrub alternative maintaining a $5.6 billion nominal cost advantage over the scrub-convert plan and a $15.4 billion cost advantage over the replace alternative (Norwood Responsive Testimony, p. 27, lines 7-11).

6.
These results represent the significant value of fuel diversity produced under a compliance plan that allows OG&E to retain higher levels of coal-fired generation. (Norwood Responsive Testimony, p. 27, lines 11-13).

7.
By maintaining a diverse generation resource portfolio where coal provides in the range of 20-35% of the Company’s total installed generating capacity, the scrub and scrub-convert compliance plans will produce additional fuel diversity that should allow OG&E to better respond to future market changes (Norwood Responsive Testimony, p. 30, lines 7-11).

8.
With the scrub-convert plan, OG&E’s portfolio will be diversified with coal, natural gas, and wind. (Roach Surrebuttal, 4/7/15 Tr., pp. 11-12). That diversity of resource will help moderate the cost and risk to ratepayers, given the uncertainty about future natural gas prices and environmental regulations. Id.

9.	In contrast, if additional OG&E coal units were to be retired or converted to natural gas, cost to customers would be higher and OG&E would no longer have sufficient coal-fired

PUD 201400229 – OG&E’s Motion for Modification

generating capability to protect customers from future natural gas and market price spikes and price volatility (Norwood Responsive Testimony, p. 30, lines 11-14).

10.
The Scrub/Convert plan provides a hedge against two sources of risk: high natural gas prices and carbon regulation.  The Scrub plan exposes the Company and its customers to future carbon regulations in a way that is moderated under the Scrub/Convert plan.  The Convert plan exposes the Company and its customers to high and volatile natural gas prices, which is also moderated by the Scrub/Convert plan.  The plans that include replacement of coal with new gas-fired combined cycle plants are consistently the highest cost cases and also expose the Company to high and volatile natural gas prices.  (Howell Direct, p. 19, ln. 16-28).

11.
Commission Staff agreed with the Company’s conclusion that the Scrub/Convert plan is the best course of action given the uncertainties and the importance of maintaining fuel diversity.  (Roach Responsive, p. 65, ln. 7-8; Tr. 4-7-2015, p. 11:23-24).

12.
The post-combustion wet and dry scrubbing options are the only viable technical options that would allow the Company to continue to operate the units with coal as the fuel source.  The Company has been evaluating scrubber options over the past six years.  (Burch Direct, p. 10, ln. 10-11).

13.
The Company evaluated the viable environmental compliance options for the four affected coal units (Sooner 1 and 2, Muskogee 4 and 5), as determined by the technological assessment: installation of dry scrubbers with the CDS technology, conversion of existing coal units to burn natural gas, and retirement of coal units and replacement with new natural gas-fired combined cycle (“CC”) units.  (Howell Direct, p. 9, ln. 25-31).  The four affected coal units represent approximately 2,000 MW of capacity that must be maintained either by controlling emissions, converting to natural gas or replacing with new capacity in order to maintain the 12% capacity margin required by SPP.  (Howell Direct, p. 14, ln. 3-7).  The Company determined that the Sooner units should be scrubbed if only two units were to be scrubbed based on efficiency and site-specific circumstances.  (Burch Direct, p. 14, ln. 15-23).

14.
The economic analyses performed by the Company indicate that the Scrub/Convert environmental compliance plan is the least cost option in the Base Case and performs well under all scenarios.  The Company testified that the Scrub/Convert option was either the lowest cost option or the second lowest cost option in each of the scenarios and sensitivities studied in the IRP.  (Rowlett Direct, p. 9, ln. 29 – p. 10, ln. 4).

15.
This Scrub/Convert plan also performs well when evaluated against the set of IRP objectives, including the costs to the Company’s customers are measured by NPVCC.  It complies with Regional Haze and MATS rules and remains in compliance with SPP capacity margin requirements, thus ensuring reliability of supply. The Scrub/Convert plan provides for continued fuel diversity and produces a more modern generation portfolio.  It addresses the risks attributable to fuel prices, emissions prices and the potential for future carbon regulation,

PUD 201400229 – OG&E’s Motion for Modification

striking an appropriate balance between exposure to natural gas prices and exposure to coal and carbon prices.  (Howell Direct, p. 21, ln. 23 – p. 22, ln. 20).

16.
OG&E Witness Turner testified that OG&E accounted for future environmental risks when deciding on the environmental compliance plan.  Witness Turner testified that OG&E’s plan to convert two of its existing coal units to natural gas not only meets the current requirements of the Regional Haze FIP, but also better positions the Company toward mitigating the potential future risks for coal generation.  Ms. Turner further testified that OG&E will be better positioned to comply with several other Air rules after implementing its Scrub/Convert plan. (Turner Direct, p. 12-13)

17.
OG&E Witness Howell testified that even if he had included OG&E’s or Sierra Club’s carbon tax in the IRP base case, the Scrub/Convert plan would still have been the second lowest cost option.  He testified that OG&E would still have selected the Scrub/Convert Plan because of the risk of natural gas prices and the desire for fuel diversity.  (Tr. 3-11-2015, p. 95:7 – p. 96:6).

18.
The Company calculated a “price to beat” for the scrubbed units and the converted units and testified that there is no existing capacity that could come close to the price/MWh offered by OG&E’s proposed scrubbed and converted coal units. (Howell Rebuttal, p. 4, ln. 19 – p. 5, ln. 2).

19.
Wind generation does not provide the capacity that is required to meet the EPA mandates and also comply with the SPP capacity requirements. SPP allows the Company to count approximately 5% of the nameplate capacity towards its planning capacity margin requirements. Assuming a 5% capacity value for wind, if the Company were to retire one of its four affected 500 MW coal units, it would need to install approximately 10,000 MW of nameplate wind capacity to continue to satisfy the SPP capacity requirements. (Howell Direct, p. 20 ln. 1-8). Adjusting this calculation to a 6.1% capacity value for wind based on recent SPP guidance does not change the conclusion. (Howell Rebuttal, p. 14, ln. 3-7). As does Staff witness Dr. Roach: “I see the environmental compliance plan as a capacity issue….Wind does not add substantially to capacity” (Roach Rebuttal, p. 5:18-19, 21).

PUD 201400229 – OG&E’s Motion for Modification

CERTIFICATE OF MAILING

I hereby certify that on the 11th day of December, 2015, a true and correct copy of the foregoing instrument was transmitted to:

Brandy Wreath
Natasha M. Scott
Kathy Champion
Oklahoma Corporation Commission
P.O. Box 52000
Oklahoma City, Oklahoma 73152-2000
b.wreath@occemail.com
n.scott@occemail.com
k.champion@occemail.com

Jim A. Roth
Dominic D. Williams
Marc Edwards
William L. Humes
Phillips Murrah P.C.
101 N. Robinson, Thirteenth Floor
Oklahoma City, OK 73102
jaroth@phillipsmurrah.com
ddwilliams@phillipsmurrah.com
medwards@phillipsmurrah.com
wlhumes@phillipsmurrah.com

Cheryl A. Vaught
Scot A. Conner
Vaught & Conner, PLLC
1900 NW Expressway, Suite 1300
Oklahoma City, OK 73118
cav@vcokc.com
sconner@vcokc.com

Thomas P. Schroedter
D. Kenton Williams, Jr.
Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.
320 S. Boston, Suite 200
Tulsa, OK 74103
tschroedter@hallestill.com
kwilliams@hallestill.com

Jennifer H. Castillo
Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.
100 N. Broadway, Suite 2900
Oklahoma City, OK 73102
jcastillo@hallestill.com

Dara Derryberry
Jerry J. Sanger
Eric Davis
Victoria Korrect
Assistant Attorney General
Office of the Oklahoma Attorney General
313 N.E. 21st Street
Oklahoma City, Oklahoma 73105
Dara.Derryberry@oag.ok.gov
Jerry.Sanger@oag.ok.gov
Eric.Davis@oag.ok.gov
Victoria.Korrect@oag.ok.gov

Jacquelyn L. Dill
Dill Law Firm, P.C.
3133 NW 63rd Street
Oklahoma City, OK 73116
jdill@dilllawfirm.com

Rick D. Chamberlain
Behrens, Wheeler & Chamberlain
6 N.E. 63rd Street, Suite 400
Oklahoma City, OK 73105
rchamberlain@okenergylaw.com

Lee W. Paden
901 S. Detroit, Suite 1012
P.O. Box 52072
Tulsa, OK 74152-0072
lpaden@ionet.net

PUD 201400229 – OG&E’s Motion for Modification

Jack G. Clark, Jr.
Clark, Stakem, Wood & Patten P.C.
3545 NW 58th St., Suite 400
Oklahoma City, OK 73112
cclark@cswp-law.com

Deborah R. Thompson
OK Energy Firm, PLLC
PO Box 54632
Oklahoma City, OK 73154
dthompson@okenergyfirm.com

Kendall W. Parrish
Ron Comingdeer & Associates
6011 N Robinson
Oklahoma City, OK 73118
kparrish@comingdeerlaw.com

Ronald E. Stakem
Cheek & Falcone, PLLC
6301 Waterford Blvd., Suite 320
Oklahoma City, OK 73118
rstakem@cheekfalcone.com

Kristin Henry
Sierra Club
85 Second Street, 2nd Floor
San Francisco, CA 94105
kristin.henry@sierraclub.org

Laurie Williams
Sierra Club
50 F Street, NW, 7th Floor
Washington, DC 20001
laurie.williams@sierraclub.org

Jon W. Laasch
Jacobson & Laasch
212 East Second
Edmond, OK 73034
jonlaasch@yahoo.com

/s/ Kimber L. Shoop
Kimber L. Shoop